As filed with the Securities and Exchange Commission on August 28, 1998.
                                                      Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            NEXAR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                   04-3268334
                      (I.R.S. employer identification no.)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                    257 TURNPIKE ROAD SOUTHBOROUGH, MA 01772
              (Address of principal executive offices) (Zip Code)

                      1998 NON-QUALIFIED STOCK OPTION PLAN
                             (Full title of plans)

                                ALBERT J. AGBAY
                            CHIEF EXECUTIVE OFFICER
                            NEXAR TECHNOLOGIES, INC.
                               257 TURNPIKE ROAD
                       SOUTHBOROUGH, MASSACHUSETTS 01772
                    (Name and address of agent for service)
                                 (508) 485-7900
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                   Proposed            Proposed
      Title of                                     Maximum             maximum                Amount
     securities              Amount                Offering            aggregate               of
        to be                 to be                price per           offering            registration
     registered           registered (1)           share (2)           price (2)               fee
-------------------------------------------------------------------------------------------------------
Common Stock,                  2,500,000               $.34375             $859,375            $254.00
  $0.01 par                      shares
    value
=======================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low bids of the Common Stock as reported on The Nasdaq National Market on August 25, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

  The following documents filed by the Company with the Commission (File No. 0-29194) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed on March 31, 1998; (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (3) the Company's definitive Proxy Statement for the Annual Meeting of Stockholders of the Company filed on April 30, 1998; and (4) the Company's Registration Statement on Form 8-A registering the Company's Common Stock under Section 12(g) of the Exchange Act filed on
March 17, 1997.

  In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documentation.

Item 4. Description of Securities
        -------------------------

  Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

  The legality of the Common Stock offered hereby is being passed upon for the Company by McDermott, Will & Emery (a partnership including professional corporations), Boston, Massachusetts. David A. Cifrino, the Secretary of the Company, is the President of David A. Cifrino, P.C., a Massachusetts professional corporation which is a partner of McDermott, Will & Emery.

Item 6. Indemnification of Officers and Directors
        -----------------------------------------

  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Article Twelfth of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Twelfth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

  Article Thirteenth of the Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in respect to any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

  The Company, maintains a directors and officers liability insurance policy for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

  Not applicable.

Item 8. Exhibits
        --------

  5.1 Opinion of McDermott, Will & Emery as to the legality of the shares being registered.

  10.1 1998 Non-Statutory Stock Option Plan

  23.1 Consent of BDO Seidman, LLP

  23.2 Consent of Arthur Andersen LLP.

  23.3 Consent of McDermott, Will & Emery (included in Exhibit 5.1).

  25.1 Power of Attorney (included in page II-6).

Item 9. Undertakings
        ------------

  (a) The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Southborough, Commonwealth of Massachusetts as of August 26, 1998.


                                 Nexar Technologies, Inc.
                                 (Issuer and Employer)



                                 By: Albert J. Agbay,
                                     Chief Executive Officer

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Albert J. Agbay, Gerald Y. Hattori and Steven Georgiev, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of August 26, 1998 by the following persons in the capacities indicated.

Name                             Capacity
----                             --------

Albert J. Agbay                  Chairman of the Board, President
                                 & Chief Executive Officer
                                 (Principal Executive Officer)

Gerald Y. Hattori                Vice President of Finance,
                                 Chief Financial Officer and Treasurer
                                 (Principal Financial
                                 & Accounting Officer)

Steven Georgiev                  Director

Joseph E. Levangie               Director

                                 INDEX TO EXHIBITS
                                 -----------------


     5.1 Opinion of McDermott, Will & Emery as to the legality of the shares being registered.

     10.1 1998 Non-Statutory Stock Option Plan

     23.1 Consent of BDO Seidman, LLP

     23.2 Consent of Arthur Andersen LLP.

     23.3 Consent of McDermott, Will & Emery (included in Exhibit 5.1).

     25.1 Power of Attorney (included in page II-6).